Exhibit 99.1

Contact:	Tim Adams, Chief Financial Officer
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 508-263-8765
www.cytyc.com

Stephanie Carrington
The Ruth Group: 646-536-7017

CYTYC CORPORATION ANNOUNCES

$150.0 MILLION SENIOR UNSECURED CREDIT FACILITY

Marlborough, Mass. June 30, 2006 — Cytyc Corporation (Nasdaq:CYTC) today announced that it has entered into a five-year multicurrency Credit Agreement (“the Credit Agreement”) with JPMorgan Chase Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and a syndicate of four other lenders comprised of Citizens Bank of Massachusetts, HSBC Bank USA, National Association, SunTrust Bank and Wells Fargo Bank, National Association.

The Credit Agreement provides for a $150.0 million senior unsecured revolving credit facility to the Company for general corporate purposes. Within the $150.0 million commitment are sub-limits for letters of credit and borrowings in other than the U.S. currency. The Company has the ability to increase borrowings under the Credit Agreement by up to an additional $150.0 million at its option upon satisfaction of certain conditions.

The Company is required under the Credit Agreement to comply with maximum leverage and minimum interest coverage ratios. In addition, the Credit Agreement contains other standard affirmative and negative covenants and conditions of default.

“Although no immediate plans to use the credit facility is anticipated, this Agreement provides the Company with the maximum financial flexibility to continue to grow our business while taking advantage of the favorable conditions in the credit markets,” said Patrick Sullivan, chairman, president, and chief executive officer.

Cytyc Corporation is a leading women’s health company that designs, develops, manufactures, and markets innovative and clinically effective products for cervical cancer screening, breast cancer risk assessment, treatment of excessive menstrual bleeding, and treatment of breast cancer.

Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC. Cytyc is a registered trademark of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and product acceptance, management of growth and product diversification, entry into new market segments domestically and new markets internationally, risks associated with litigation, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare reimbursement policies in the United States and abroad, introduction of technologies that are disruptive to Cytyc’s business and operations, the impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc’s filings with the Securities and Exchange Commission, including those under the heading “Risk Factors” in its 2005 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.